Exhibit 16.1

Webb & Company, P.A.
Certified Public Accountants
February 11, 2011

Securities and Exchange Commission 100 F Street N.E.
Washington, D.C. 20549

RE: Zhongtian Mould Technologies, Inc. (f/k/a Tianyu Steel, Inc.)

File Ref. No. 000-54038

We have read the statements of Zhongtian Mould Technologies, Inc. (f/k/a Tianyu Steel, Inc.) pertaining to our firm included under Item 4.01 of Form 8-K dated February 11, 2011 and agree with such statements as they pertain to our firm.

Regards,

/s/ Webb & Company, P.A.
WEBB & COMPANY, P.A. Certified Public Accountants

1500 Gateway Boulevard Suite 202 • Boynton Beach. FL 33426 Telephone: (561) 752-1721 • Fax:(561)734-8562 www.cpawebb.com